Exhibit 4.1.1

      SUPPLEMENTAL INDENTURE ("Supplemental Indenture"), dated as of November 30, 2000, among Philipp Brothers Chemicals, Inc., a New York corporation (the "Company"), each of the Guarantors named herein, as guarantors, and The Chase Manhattan Bank, as Trustee (the "Trustee").

      WHEREAS, the Company, the Guarantors named therein and the Trustee have heretofore executed and delivered to the Trustee an Indenture dated as of June 11, 1998 (the "Indenture");

      WHEREAS, Section 4.22 of the Indenture provides that each Restricted Subsidiary of the Company (other than a Foreign Subsidiary) which, after the date of the Indenture (if not then a Guarantor), becomes a Restricted Subsidiary is to execute and deliver an indenture supplemental to the Indenture and thereby become a Guarantor which shall be bound by the guarantee of the Notes (the "Guarantee") in the form set forth in Exhibit F of the Indenture (without such future Guarantor being required to execute and deliver the Guarantee appearing on the Notes);

      WHEREAS, the execution and delivery of this Supplemental Indenture, respectively, have been authorized by resolution of the respective Boards of Directors and shareholders of the undersigned Guarantors;

      NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Securities, as follows:

                                  ARTICLE ONE

                                 NEW GUARANTORS

            SECTION 1.01. New Guarantors.

      Each of Phibro Animal Health U.S., Inc., a Delaware corporation ("Phibro Health U.S."), and Phibro Animal Health Holdings, Inc., a Delaware corporation ("Phibro Health Holdings", and together with Phibro Health U.S., "New Guarantors"), each being a Restricted Subsidiary, by executing this Supplemental Indenture and the Guarantee, hereby becomes a Guarantor and shall be bound by the Indenture and by the Guarantee.

                                   ARTICLE TWO

                                  MISCELLANEOUS

            SECTION 2.01. Execution of Supplemental Indenture; Modification of Original Indenture.

      This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof.

      Except as otherwise expressly provided for in this Supplemental Indenture, all of the terms and conditions of the Indenture are hereby ratified and shall remain unchanged and continue in full force and effect.

            SECTION 2.02. Concerning the Trustee.

      The recitals contained herein, shall be taken as the statements of the Company and the New Guarantors and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

            SECTION 2.03. Counterparts.

      This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            SECTION 3.03. Governing Law.

      This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                                        PHILIPP BROTHERS CHEMICALS, INC.

                                        By: /s/
                                            ________________________________
                                            Name:
                                            Title:

                                        PHIBRO ANIMAL HEALTH U.S., INC.,
                                                 as Guarantor

                                        By: /s/
                                            ________________________________
                                            Name:
                                            Title:

                                        PHIBRO ANIMAL HEALTH HOLDINGS, INC.,
                                                 as Guarantor

                                        By: /s/
                                            ________________________________
                                            Name:
                                            Title:

                                        THE CHASE MANHATTAN BANK, as Trustee

                                        By: /s/
                                            ________________________________
                                            Name:
                                            Title:


                                      -3-